Amendment

This amendment (this “Amendment”), dated as of September 16, 2024 (the “Effective Date”) and entered into by and between Saturna Capital Corporation and Amana Mutual Funds Trust (each, a “Party” and collectively, the “Parties”), hereby amends that certain Investment Advisory and Administrative Services Agreement dated September 24, 2018 (the “Agreement”), as amended pursuant to the following terms and conditions.

1.	Definitions. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Agreement.

2.	Amendments. As of the Effective Date, the Agreement is hereby amended as follows:

(a)	Schedule A. Schedule A to the Investment Advisory and Administrative Services Agreement dated September 24, 2018 is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

3.	Date of Effectiveness. This Amendment, including all of the changes set forth in Section 2, shall become effective as of the Effective Date. On and after the Effective Date, each reference in the Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

4.	Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (i) it has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Agreement as amended by this Amendment; (ii) the execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party; and (iii) this Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.

5.	Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT AND IN SECTION 4 OF THIS AMENDMENT: (i) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY'S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED; AND (ii) EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY'S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 4 HEREOF, IN ENTERING INTO THIS AMENDMENT.

6.	Miscellaneous.

(a)	This Amendment is governed by and construed in accordance with the laws of the State of Washington, without regard to its conflict of laws provisions.

(b)	This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and assigns.

(c)	The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d)	This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e)	This Amendment and the Agreement, together, including any previous amendments (if any), constitute the sole and entire agreement between the Parties with respect to its subject matter, and supersede all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

7.	Remainder of Agreement. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties in all respects. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement (or of any other agreement or document relating to the subject matter hereof), or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

AMANA MUTAL FUNDS TRUST	SATURNA CAPITAL CORPORATION

/s/Jane K. Carten
By: Nicholas F. Kaiser	By: Jane K. Carten
Its: President	Its: President
**By

/s/ Jane K. Carten

Jane K. Carten, Attorney-In-Fact

Attest:	Attest:

/s/Elliot S. Cohen	/s/Elliot S. Cohen
By: Elliot S. Cohen	By: Elliot S. Cohen
Its: Secretary, Amana Mutual Funds Trust	Its: Secretary, Saturna Capital Corporation

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